UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2019 (August 7, 2019)

ORANCO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28181	87-0574491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, Suite 2310 PMB# 21,

New York, NY 10006

(Address of Principal Executive Offices)

(646) 7593614

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 22, 2019, Oranco, Inc. (the “Company”) filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of Nevada, pursuant to which, effective 6:00 AM Eastern Standard Time on August 7, 2019, the Company effected a one-for-ten reverse split of its issued and outstanding common stock (the “Reverse Split”), and decreased the number of authorized shares of common stock of the Company (“Common Stock”) from 500,000,000 to 50,000,000. A copy of the Certificate of Change Pursuant to NRS 78.209 is attached hereto as Exhibit 3.1.

As a result of the Reverse Split, every ten shares of the issued and outstanding Common Stock will be combined into one issued and outstanding share of Common Stock. There will be no fractional shares. Any fractional shares that would have resulted because of the Reverse Split will be rounded up to the nearest whole share. The new CUSIP number for Common Stock following the Reverse Split is 684058 209.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit 3.1	Certificate of Change Pursuant to NRS 78.209

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANCO, INC.

Date: August 7, 2019	By:	/s/ Peng Yang
	Name:	Peng Yang
	Title:	President, Secretary, and Director

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